EXHIBIT 10.1
NEUSTAR MOBILE CODES PILOT PROGRAM AGREEMENT

This Agreement for [the Pilot] is entered into this 12th day of February (the “Effective Date”) by and between Neustar, Inc., a Delaware corporation with a principal place of business at 46000 Center Oak Plaza, Sterling, VA 20166 (“Neustar”) and NeoMedia Technologies, Inc. (“Participant”) a Delaware Corporation, with a principal place of business at Two Concourse Parkway, Suite 500, Atlanta, GA 30328. (each of the foregoing to hereinafter referred to individually as a “Party” and collectively the “Parties”).

1.	Scope
This Agreement sets forth the terms and conditions under which Participant may participate in the NEUSTAR MOBILE CODES PILOT PROGRAM (the “Pilot”) for the service identified and/or described in Exhibit 1 hereto (the “Service”).  During the Pilot, Neustar may, in its sole discretion and without notice, modify the capabilities of the Service.

If Participant desires to receive the Service after the expiration of the Pilot, it will be required to execute a definitive agreement for the Service setting forth commercial terms and conditions, including pricing provided, however, that the terms and conditions of this Agreement shall continue to apply to any campaign begun during the pilot for a period of one hundred twenty (120) days after the end of the Pilot.  Any campaigns started after the end of the Pilot shall be subject to the terms and conditions of a definitive agreement.

2.	Term
The term of this Agreement shall begin on the Effective Date and shall continue thereafter until December 31st 2010, unless earlier terminated by either Party as provided herein.

3.	Limitations and Restrictions

a.	Business Purposes
Participant may use the Service solely for its internal business purposes, and not for resale as a stand-alone product.  For the avoidance of doubt, use by Participant of the Service as a component of its service to its own customers shall not be considered resale for purposes of this Section 3a.

b.	Non-Interference
In order to participate in the Pilot, Participant may be required to connect to Neustar’s system.  In such a case, Participant may only use the connection to Neustar’s systems (“Network Connection”) solely for the permitted purposes set forth herein.  Participant shall not use the Network Connection or its equipment or systems in a way that interferes in any way with or adversely affects the use by any third party of any Neustar product or service offering, including the Service.  Neustar reserves the right to cancel and/or temporarily suspend the delivery of the Service if Participant engages in activities which cause disruption or damage to Neustar’s network or which Neustar reasonably believes may cause disruption or damage to Neustar’s network. Neustar will provide Participant with notice of such suspension and will make reasonable efforts to work with Participant to restore Service.

c.	Compliance With Laws
Participant represents and warrants that it will use the Services in good faith for lawful purposes and not for any criminal, fraudulent, or other abusive purpose.   Participant shall be responsible for compliance with all laws and regulations applicable to the services provided by Participant to its customers, as well as complying with all laws regarding access and use of any content, and the collection and transfer of data.  Participant shall indemnify and hold harmless Neustar for an third party claim related to matters arising from the matters set forth in this Section 3c.

4.	Pricing
Companies who are registered Campaign Manager resolution authorities in the Registry are responsible for any and all fees associated with the Pilot.  Companies who act as code resolution authorities (Campaign Managers) must comply with the pricing terms of this agreement.  Companies who act in capacities which do not include Campaign Management resolution authorities will not be liable for incurred fees.

Pilot Fee Waiver: Neustar agrees to waive Global Registry fees associated with the Service.  In addition, Neustar shall waive Global Clearinghouse fees for any campaigns by Participant for which Campaign Manager shall not charge its customers.  During the Pilot, simulated billing shall be conducted based on fees set forth in Exhibits 2 & 4.  All fees are subject to change during the trial period based on market reception and acceptance but shall not exceed the maximum fees set forth in Exhibit 2.

In the event that Participant seeks to derive revenue from customers for any campaign offered under this Agreement, the Parties shall agree upon Global Clearinghouse fees associated with the given campaign based upon  the fees set forth in Exhibit 2.  To the extent, however, that a Campaign Manager is required to pay an IP Licensing Fee (See Section 5 below), such Campaign Manager shall not be considered to be deriving revenue under this Agreement soley by virtue of the fact that such IP Licensing Fees are passed on to Campaign Manager’s customers.  In the event that Participant elects to receive the Service after the expiration of the Term, Participant compensation to Neustar shall be in accordance with the terms and conditions of a definitive commercial agreement negotiated by the Parties.  The prices for the Services under such definitive agreement shall not exceed the fees set forth in Exhibit 2 hereto subject to the timeframes established in Section 1 (Scope) of this agreement.   In addition, during the course of the Pilot, Neustar may implement additional, optional features to the Service that may be subject to a charge. Participation in the Pilot does not require that Participant register for any such future capabilities subject to a charge.

Prior to the expiration of the Pilot, the Parties shall begin good faith negotiations of a definitive agreement for full commercial deployment of the Service.

5.	IP Licensing Fee
Participants doing business in the United States and Mexico who do not have an Intellectual Property Licensing Agreement with NeoMedia Technologies, Inc. (“NeoMedia) , a Delaware corporation with a principal place of business at Two Concourse Parkway, Suite 500, Atlanta, Georgia,  30328, must agree to license the NeoMedia patents from Neustar for transactions being presented to the Global Clearinghouse in the United States under the terms and conditions of the separate license agreement attached as Exhibit 4.

6.	Pilot Results
Participants will be provided with aggregated reports following conclusion of the Pilot Program documenting best practices, use cases, Pilot Program results and implementation guidelines.  Section 9 hereto notwithstanding, Participants hereby grant Neustar a fully paid, transferable, worldwide, irrevocable right to use, display, copy, license, and make derivative works of transactional and related Confidential Information and data provided and/or derived from the Pilot; provided, however, that any disclosure of such Confidential Information or data shall be in aggregate form and shall not identify, without prior written consent, any Participant or its customers except as set forth in Section 11 and Exhibit 3.  Participants agree to provide Neustar with the data elements related to their campaign(s) set forth in Exhibit 3.

Participant acknowledges that any feedback provided under this Agreement is voluntary and Neustar may use or not use such feedback in its sole discretion.   In the event that Neustar uses Participant feedback, Participant, to the extent necessary and unless the Parties have otherwise agreed in writing, grants to Neustar a fully paid, transferable, worldwide, irrevocable right to use, display, copy, license, and make derivative works of any such feedback.

7.	Termination
Participant may terminate this Agreement at any time for any reason upon no less then thirty (30) day’s prior written notice.  In the event that either Party commits a material breach of this Agreement, the other Party may, by giving no less than five (5) days prior written notice to the defaulting Party, terminate this Agreement.  The foregoing notwithstanding, the non-defaulting Party may pursue any legal remedies it may have under applicable law or principles of equity relating to such breach and subject to the terms of this Section.  Either Party may immediately terminate Participant’s participation in the program if the other Party (a) becomes or is declared insolvent or bankrupt; (b) is the subject of any proceeding related to its liquidation or insolvency (whether voluntarily or involuntarily) which is not dismissed within ninety (90) days; or (c) makes an assignment for the benefit of creditors.

8.	Liability
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NO PARTY SHALL BE LIABLE TO ANY OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.   THE FORGOING LIMITATION SHALL NOT APPLY WITH RESPECT TO THIRD PARTY CLAIMS SUBJECT TO INDEMNIFICATION, FEES DUE AND OWING HEREUNDER, OR CLAIMS ARISING OUT OF A BREACH OF ANY CONFIDENTIALITY PROVISIONS.  WITHOUT LIMITING THE FOREGOING, NEUSTAR SHALL NOT BE LIABLE FOR ANY LOSS OR DAMAGES SUSTAINED BY PARTICIPANT OR ITS END USERS BY REASON OF ANY FAILURE IN OR BREAKDOWN OF THE SERVICE OR ANYTHING PROVIDED OR USED TO PROVIDE ANYTHING HEREUNDER, OR FOR ANY INTERRUPTION OR DEGRADATION OF THE SAME, WHATEVER THE CAUSE OR DURATION THEREOF.

9.	Disclaimers
PARTICIPANT ACKNOWLEDGES THAT THE SERVICE IS PROVIDED ON A PILOT BASIS, MAY BE EXPERIMENTAL OR RISKY IN NATURE, AND MAY NOT HAVE BEEN MADE AVAILABLE FOR GENERAL RELEASE.  AS SUCH, THE SERVICE MAY CONTAIN ERRORS, BUGS, OR OTHER PROBLEMS NOT USUALLY ASSOCIATED WITH GENERALLY-AVAILABLE PRODUCTS AND SERVICES.  THERFORE PARTICIPANT ASSUMES THE RISK OF RECEIVING THE SERVICE.

THE SERVICE SHOULD NOT BE USED IN AN EMERGENCY ENVIRONMENT OR ON A CRITICAL SYSTEM.  PARTICIPANT SHALL HAVE SOLE RESPONSIBILITY FOR THE ADEQUATE PROTECTION AND BACKUP OF ITS CUSTOMER’S DATA AND/OR EQUIPMENT USED DURING THE PILOT. NEUSTAR IS UNDER NO OBLIGATION TO PROVIDE PARTICIPANT WITH ANY ERROR CORRECTIONS, UPDATES, UPGRADES, BUG FIXES AND/OR ENHANCEMENTS.

NEUSTAR DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, WITH RESPECT TO THE SERVICE AND ANYTYHING ELSE RENDERED HEREUNDER.  WITHOUT IN ANY WAY LIMITING ANY DISCLAIMER OF WARRANTIES HEREUNDER, PARTICIPANT AGREES THAT DURING THE PILOT THE SERVICE WILL BE PROVIDED ON AN “AS IS” BASIS AND THAT THERE WILL BE NO SERVICE LEVEL COMMITMENTS, INCLUDING BUT NOT LIMITED TO AVAILABILITY AND SYSTEM RESPONSE TIMES.

10.	Confidentiality
Each Party acknowledges that they may be furnished with, receive, otherwise have access to confidential information of the other Parties.  Each Party shall use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure or use of the other Parties’ Confidential Information as it employs to avoid unauthorized disclosure of its own Confidential Information of a similar nature.  For purposes of this Agreement, Confidential Information shall mean any information that a Party indicates to another Party is, or that the other Party is on notice or with respect to which a reasonable Party should be on notice, confidential in nature (e.g., marked “confidential” or “proprietary”).

11.	Publicity and Promotion

a.	Publicity
Neustar will coordinate all publicity and promotion (in cooperation with each participant.) The Parties agree to cooperate to actively promote the Pilot and Participant agrees that Neustar may use Participant’s trade names, trademarks, service marks, or other proprietary marks in Pilot results and reports, listings of participants, seminars, industry events, reasonable promotion, news releases, or other promotional or marketing materials without such other Party’s prior written consent.  Participant agrees to coordinate in advance all media outreach, analyst discussion, press releases, and other publicity regarding the Pilot with Neustar.

b.	Promotional Materials and Results
Participant agees to, within thirty (30) days of the completion of a campaign using the Services or by August 15, 2010 (whichever is earlier), to produce, utilizing forms provided by Neustar, customer use case results and information,  including the information listed in Exhibit 3 to promote the use of Barcodes.  In addition, Participant shall work with Neustar to develop other such reports, documentation, use cases, testimonials and promotional materials that the parties find reasonable to promote the Pilot.

12.	Ownership
Neustar, and, as applicable, its licensors, has and shall have sole and exclusive ownership of all right, title and interest in and to the Service, including, but not limited to, associated hardware, software, interfaces, and documentation, and all portions and copies thereof, including all associated intellectual property rights.   Except as specifically and expressly provided herein, Participant shall not modify, create derivative works based on, loan, rent, lease, give, sublicense, transfer, publish, disclose, display, reverse engineer, decompile, translate, adapt, or disassemble the Service.

13.	Entire Agreement
This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein, and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained therein.  This Agreement may be modified only by a written instrument executed by both Parties.

14.	Assignment
Neither Party may assign or otherwise transfer all or any portion of its rights or obligations under this Agreement without prior written consent of the other Party, which consent shall not be unreasonably conditioned, withheld or delayed.  Either Party may assign this Agreement without consent to (a) any of its affiliates; (b) an entity which acquires all or substantially all of the assets of such Party; or (c) a successor in a merger or acquisition.

15.	Governing Law
This Agreement shall be governed by the laws of the the State of New York, without reference to its principles of conflict of laws or the U.N Convention on Contracts for the International Sale of Goods.  The Parties hereby expressly opt-out from the applicability of any State’s version of the Uniform Computer Information Transactions Act (“UCITA”).

The Parties, intending to be legally bound, have caused this Agreement to be executed as of the Effective Date.

NEOMEDIA TECHNOLOGIES, INC.		NEUSTAR, INC

By:	/s/ Michael W. Zima	By:	/s/ Bradley D. Smith
	(Signature)		(Signature)

Printed Name:	Michael W. Zima	Printed Name:	Bradley D. Smith

Title:	Chief Financial Officer	Title:	V.P. Finance and Corporate Controller

Date:	February 12, 2010	Date:	February 12, 2010

Address:	Two Concourse Parkway	Address:	46000 Center Oak Plaza
	Suite 500		Sterling, VA 20166
Atlanta, GA 30328